SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                       ___________________


Date of Report (Date of earliest event reported) November 19, 1998

                   BIOCONTROL TECHNOLOGY, INC.
     (Exact name of registrant as specified in its charter)


     Pennsylvania                  0-10822                    25-1229323
(State of other jurisdiction   (Commission File Number)     (IRS Employer
 of incorporation)                                       Identification No.)


      300 Indian Springs Road, Indiana, Pennsylvania 15701
    (Address of principal executive offices)      (Zip Code)


Registrant's telephone number, including area code (724) 349-1811



_________________________________________________________________
                 (Former name or former address,
                  if changes since last report.)





Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events.
          Biocontrol Technology, Inc. announced today that the company has received a $10 million equity line of credit arranged by the New York City-based May Davis Group investment banking firm. The Company expects to commence utilizing this financing early in 1999 subject to an affective registration statement.

Item 6.   Resignation of Registrant's Directors.
          Not applicable

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired
                -Not Applicable.

          (b)  Pro Forma Financial Information - Not Applicable.

          (c)  Exhibits - Press Release.

                           SIGNATURES

      Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BIOCONTROL TECHNOLOGY, INC.


                                   by  /s/   Fred E. Cooper
                                         Fred E. Cooper, CEO


DATED:  November 19, 1998

Investors                                          Media
Diane McQuaide                                     Susan Taylor
1.412.429.0673 phone                               1.412.429.0673 phone
1.412.279.9690 fax                                 1.412.279.5041 fax


      BIOCONTROL RECEIVES $10 MILLION EQUITY LINE OF CREDIT


      Pittsburgh,  PA - November 19, 1998 - Biocontrol  Technology,  Inc.

(OTCBB:BICO) announced today that the company has received a $10  million equity line of credit (LOC) arranged by the New York City-based May Davis

Group investment banking firm.

      The Company  expects to commence  utilizing this financing early in

1999 subject to an effective registration statement.

      Fred E. Cooper,   Biocontrol chief executive officer,  stated  that

this line of credit  demonstrates  the  strong  financial  support of the company  while  efforts continue to arrange  mergers,  acquisitions,  and strategic alliances for the subsidiaries and licensing outside the US for the Diasensor r 1000 noninvasive glucose sensor.

               Biocontrol Technology, Inc.  has its corporate  offices in

Pittsburgh,  PA and is  involved  in  the  development and manufacture of biomedical devices and environmental products.






WEBSITE: www.bico.com

INVESTOR RELATIONS NEWSLINE NUMBER 1.800.357.6204







   This press release contains forward looking statements and shareholders and potential investors are cautioned that such statements are predictions and actual events or results may vary significantly.